Exhibit 2.5

Execution Copy

FIRST AMENDMENT TO

TRANSACTION AND COMBINATION AGREEMENT

This First Amendment (this “Amendment”) to the Transaction and Combination Agreement, dated as of May 25, 2021 (the “Transaction and Combination Agreement”), by and among Foresight Acquisition Corp. (“Foresight”), FAC-A Merger Sub Corp. (“FAC Sub A”), FAC-B Merger Sub Corp. (“FAC Sub B”), CPF P3 Blocker-A, LLC (“CPF Blocker A”), CPF P3 Blocker-B, LLC (“CPF Blocker B”), CPF P3 Splitter, LLC (“CPF Splitter”), Chicago Pacific Founders Fund-A, L.P. (“CPF Fund A”), and Chicago Pacific Founders Fund-B, L.P. (“CPF Fund B”) is made and entered into as of December 3, 2021 by and among Foresight, FAC Sub A, FAC Sub B, CPF Blocker A, CPF Blocker B, CPF Splitter, CPF Fund A, and CFP Fund B (collectively, the “Parties”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Transaction and Combination Agreement.

RECITALS

WHEREAS, Foresight, FAC Sub A, FAC Sub B, CPF Blocker A, CPF Blocker B, CPF Splitter, CPF Fund A, and CFP Fund B are parties to the Transaction and Combination Agreement;

WHEREAS, Section 9.04 of the Transaction and Combination Agreement provides that the Transaction and Combination Agreement may be amended by a written instrument executed by each of the Parties; and

WHEREAS, the Parties desire to amend the Transaction and Combination Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1.     Amendment to the Transaction and Combination Agreement. Section 2.01 of the Transaction and Combination Agreement is hereby amended by inserting the following new section (c) after 2.01(b):

“The Parties acknowledge and agree that (x) Section 2.01(f) of the Merger Agreement provides that the Payment Spreadsheet may provide for an amount of the Company Closing Cash Consideration and Surviving Company Common Units to be directed to an escrow or other third-party account for purposes of resolution of any intra-member disputes among the Company’s unitholders and (y) the Company and Foresight have entered into that certain Escrow Agreement dated December 3, 2021 (the “Escrow Agreement”), by and among the Company, Foresight, Hudson Vegas Investment SPV, LLC, the Unitholder Representatives party thereto and PNC Bank, N.A., as escrow agent. The Blocker Owners further acknowledge and agree, notwithstanding anything to the contrary, that: (i) the Blocker Owners have agreed with the Company to be bound by the provisions of the Escrow Agreement; (ii) Foresight shall have the right to deposit into escrow under the Escrow Agreement, on behalf of the Blocker Owners, such portion of the consideration otherwise payable to the Blocker Owners pursuant to this Agreement as may be set forth on and/or contemplated by the Payment Spreadsheet and/or the Escrow Agreement; (iii) the distribution procedures described in the Escrow Agreement shall be deemed to have occurred as described in Section 3(e) of the Escrow Agreement; and (iv) as such distribution procedures relate to shares of Foresight Common Stock initially received by any Blocker Owner in the applicable Blocker Merger and returned to Foresight pursuant to the Escrow Agreement, or otherwise issued to any Blocker Owner after the applicable Blocker Merger pursuant to the Escrow Agreement, the parties hereto shall treat any such return or issuance of shares of Foresight Common Stock as an adjustment to the consideration received by the applicable Blocker Owner in the applicable Blocker Merger for U.S. federal and applicable state income tax purposes.”

2     Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Transaction and Combination Agreement or any rights or obligations of any party under or in respect of the Transaction and Combination Agreement. Except as modified by this Amendment, the Transaction and Combination Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Transaction and Combination Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Transaction and Combination Agreement shall mean and be a reference to the Transaction and Combination Agreement as amended by this Amendment, and a reference to the Transaction and Combination Agreement in any other instrument or document shall be deemed a reference to the Transaction and Combination Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Transaction and Combination Agreement, as amended by this Amendment.

3.     General. The provisions of Article X (other than Section 10.11 thereof) of the Transaction and Combination Agreement (General Provisions) shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

FORESIGHT ACQUISITION CORP.

By:	/s/ Michael Balkin
Name: Michael Balkin
Title: Chief Executive Officer

FAC-A MERGER SUB CORP.

By:	/s/ Michael Balkin
Name: Michael Balkin
Title: President

FAC-B MERGER SUB CORP.

By:	/s/ Michael Balkin
Name: Michael Balkin
Title: President

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CPF P3 BLOCKER-A, LLC

By: Chicago Pacific Founders GP, L.P., its Manager
By: Chicago Pacific Founders UGP, LLC, its General Partner

By:	/s/ Lawrence B. Leisure
Name: Lawrence B. Leisure
Title: Manager

CPF P3 BLOCKER-B, LLC

By: Chicago Pacific Founders GP, L.P., its Manager
By: Chicago Pacific Founders UGP, LLC, its General Partner

By:	/s/ Lawrence B. Leisure
Name: Lawrence B. Leisure
Title: Manager

CPF P3 SPLITTER, LLC

By: Chicago Pacific Founders GP, L.P., its Manager
By: Chicago Pacific Founders UGP, LLC, its General Partner

By:	/s/ Lawrence B. Leisure
Name: Lawrence B. Leisure
Title: Manager

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CHICAGO PACIFIC FOUNDERS FUND-A, L.P.

By: Chicago Pacific Founders GP, L.P., its General Partner
By: Chicago Pacific Founders UGP, LLC, its General Partner

By:	/s/ Lawrence B. Leisure
Name: Lawrence B. Leisure
Title: Manager

CHICAGO PACIFIC FOUNDERS FUND-B, L.P.

By: Chicago Pacific Founders GP, L.P., its General Partner
By: Chicago Pacific Founders UGP, LLC, its General Partner

By:	/s/ Lawrence B. Leisure
Name: Lawrence B. Leisure
Title: Manager